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                                                                     EXHIBIT 8.1

                        [LETTERHEAD OF SIDLEY & AUSTIN]

                                  May 12, 1998

Corporate Asset Backed Corporation
c/o PaineWebber Incorporated
1285 Avenue of the Americas, 18th Floor
New York, New York 10019

Ladies and Gentlemen:

      We have advised Corporate Asset Backed Corporation (the "Registrant") with respect to certain federal income tax considerations in connection with the issuance by CABCO Trust for BellSouth Debentures (the "Trust") of 1,800,000 Trust Certificates, principal amount $25 per certificate (the "Certificates"), issued pursuant to the Amended and Restated Trust Agreement, dated as of May 12, 1999, including the Standard Terms and Provisions of Series Trust Deposit Agreement incorporated therein by reference (the "Trust Agreement"), between the Depositor and United States Trust Company of New York, as Trustee (in such capacity, the "Trustee"). Such advice conforms to the description of selected federal income tax consequences to holders of the Certificates that appear under the heading "Certain Federal Income Tax Considerations" in the prospectus dated March 18, 1999 and the prospectus supplement dated May 5, 1999 (collectively, the "Prospectus"), forming a part of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 33-91744) filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") on May 9, 1995 (the "Registration Statement). Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects.

      This opinion is based on the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us.
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SIDLEY & AUSTIN                                                         NEW YORK

Corporate Asset Backed Corporation
May 12, 1999
Page 2

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                        Very truly yours,


                                        /s/ Sidley & Austin
                                        SIDLEY & AUSTIN